SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                          __________________


                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 9, 1998/April
17, 1998


                 NATIONAL HEALTH & SAFETY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                UTAH                      0-24778             87-0505222
     (State or Other Jurisdiction       (Commission          (IRS Employer
          Of Incorporation)             File Number)      Identification No.)


         730 LOUIS DRIVE, WARMINSTER, PENNSYLVANIA     18974
      (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code:    215-442-0926




                               FORM S-8

Item 5.  Other Events.

     This Form 8-K is being filed by National Health & Safety Corporation, a Utah corporation (the "Company"), in response to a Schedule 13D
(the "Schedule 13D") filed on June 9, 1998 by Dennis J. Hawk ("Mr.
Hawk"), Mitchell J. Stein ("Mr. Stein"), Premium Holding Inc.
("Premium") and the Beverly Century Trust and World Trust
Investments with respect to an alleged acquisition of shares of the common stock, par value $.001 per share, of the Company (the "Common Stock"). According to the Schedule 13D, Premium is the direct beneficial owner of 14,750,000 shares of Common Stock representing
28.2% of the shares of Common Stock outstanding, Mr. Stein is the direct beneficial owner of 2,250,000 shares of Common Stock, representing 4.3% of the shares of Common Stock outstanding, and Mr.
Hawk is the direct beneficial owner of 1,000,000 shares of Common
Stock, representing 1.9% of the shares of Common Stock outstanding.

     The Company disputes the Common Stock ownership assertions of Premier and Messrs. Stein and Hawk as set forth in the Schedule 13D.
 While it is true that, on or about April 20, 1998, the President of the Company, R. Dennis Bowers, Ph.D. ("Dr. Bowers"), signed separate Stock Purchase Agreements with each of Premium, Mr. Stein and Mr. Hawk (the "Stock Purchase Agreements"), pursuant to which the Company was to sell to Premium, Mr. Stein and Mr. Hawk (the "Buyers") an aggregate of 18,000,000 shares of Common Stock, there is a dispute as to the terms of the Stock Purchase Agreements. The Stock Purchase Agreements were a part of a much larger transaction, pursuant to which the Company agreed to issue shares of its Common Stock to certain parties, including the Buyers, in exchange for the execution of an agreement relating to the financing of up to $20 million of certain of the Company's receivables by HealthMed, Inc. ("HealthMed"), a Nevada corporation believed by the Company to be owned or controlled by Mr. Stein (the "Receivables Financing Agreement"). The Company's legal counsel had requested that numerous changes be made to the Stock Purchase Agreements and demanded the simultaneous execution of the Receivables Financing Agreement. The changes to the Stock Purchase Agreements included, without limitation, a provision making the issuance of the Common Stock under the Stock Purchase Agreements expressly contingent on HealthMed's execution of the Receivables Financing Agreement containing terms mutually acceptable to the parties.

     On Friday, April 17, 1998, Dr. Bowers was informed by an intermediary to the transactions that, if the Stock Purchase Agreements were not executed by the Company by midnight that day, the entire receivables transaction would terminate. When Dr. Bowers inquired whether the changes to the Stock Purchase Agreements that had been requested by the Company's counsel had been made, the intermediary assured Dr. Bowers that they had been. In particular, Dr. Bowers was concerned about the Receivables Financing Agreement. Dr. Bowers was assured that the Receivables Financing Agreement would be signed promptly after the Stock Purchase Agreements had been signed, but that the Stock Purchase Agreements needed to be signed first. In reliance upon these representations, Dr. Bowers executed the signature pages and telecopied them to the intermediary. Subsequently, Dr. Bowers learned that the Buyers alleged that they had, in fact, not agreed to make the changes requested by the Company' s counsel. In particular, the Buyers now allege that the Company's obligations under the Stock Purchase Agreements were not made contingent on the execution of the Receivables Financing Agreement, even though the Buyers reiterated their intention to provide the receivables financing. The copies of the Stock Purchase Agreements filed as Exhibits 2, 3 and 4 to the
Schedule 13D do not reflect the changes that Dr. Bowers was informed had been made to the Stock Purchase Agreements, which changes were the basis for the Company's execution of the signature pages.

     As soon as he learned of the Buyers' position with respect to the changes to the Stock Purchase Agreements, Dr. Bowers informed the Buyers that, in the Company's view, the Stock Purchase Agreements were not binding on the Company. At a meeting held on April 14, 1998 to attempt to resolve this situation, Mr. Stein assured Dr. Bowers that either the Receivables Financing Agreement would be executed and that the changes that Dr. Bowers believed had been made to the Receivables Financing Agreement would in fact be made, or Mr. Stein would agree to unwind the transactions. Both the Company and Mr. Stein agreed to attempt to renegotiate the transactions to both parties' satisfaction.

     Based on these representations, on or about April 29, 1998, the Company directed its transfer agent to prepare Stock Certificate No. 2843, in the amount of 8,000,000 shares of its Common Stock (the "Stock Certificate"), for issuance to Premium. Upon issuance of the Stock Certificate, the Company delivered it to the intermediary, with express instructions that the Stock Certificate was not to be released to Mr. Stein or Premium unless and until certain conditions had been satisfied. Although those conditions have never been satisfied, the Stock Certificate was delivered by the intermediary to Mr. Stein, contrary to the Company's instructions. To date, no Receivables Financing Agreement has been executed with the Company, and Mr. Stein and the Company have not resolved the outstanding issues, although discussions are ongoing.

     On June 17, 1998, the Company sent a letter to Mr. Stein formally withdrawing its execution of the Stock Purchase Agreements and delivery of the Stock Certificate. The Company requested the immediate return of the Stock Certificate. To date, neither Mr. Stein nor Premium have complied with this request.

     The Schedule 13D refers to an aggregate of 18,000,000 shares of Common Stock. The Stock Purchase Agreements contemplated the issuance of an aggregate of 18,000,000 shares, 10,000,000 more than the 8,000,000 which have been issued as aforesaid. The Company's position is that it has no obligation to issue such additional 10,000,000 shares, and it has no intention of doing so.

     It is the Company's position that the Stock Purchase Agreements do not constitute valid and binding agreements, that the Stock Certificate was not duly and validly issued, that the Buyers do not own the Common Stock referred to in the Schedule 13D, and that the Company is not under any obligation to issue any shares of Common Stock to any of the Buyers. The Company is exploring its alternatives in regards to the recovery of the 8,000,000 shares represented by the Stock Certificate. The Company will not honor any requests to transfer any shares represented by the Stock Certificate.




                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 13, 1998           NATIONAL HEALTH & SAFETY CORPORATION




                              BY:      /S/ R. Dennis Bowers
                                           (Signature)
                                R. Dennis Bowers, President